UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 30, 2007, the Board of Directors of Sterling Bancshares, Inc. (the “Company”), upon recommendation of the Board’s Corporate Governance and Nominating Committee, elected Roland Rodriguez to serve as a Class I director until the 2008 annual meeting of shareholders, and until his successor is duly elected and qualified. Mr. Rodriguez is filling the vacancy created by the previously announced departure of Thomas Reiser from the Board of Directors. Mr. Rodriguez is managing principal and co-founder of Mir, Fox & Rodriguez P.C., one of Houston’s largest locally-owned public accounting firms. Mr. Rodriguez will serve on the Audit Committee.

There were no arrangements or understanding between Mr. Rodriguez and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Rodriguez that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	News Release dated January 30, 2007, announcing the election of Roland Rodriguez to the Board of Directors of Sterling Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: January 30, 2007	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated January 30, 2007, announcing the election of Roland Rodriguez to the Board of Directors of Sterling Bancshares, Inc.